UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 30, 2007

EUGENE SCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50601	33-0827004
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8th Floor, LG Palace Building, 165-8 Donggyo-Dong, Mapo-Gu, Seoul, Korea	00000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     82-2-338-6283

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K filed August 30, 2007 is being filed to (i) amend and restate the disclosure made in Item 1.01 and (ii) add the disclosure required by Item 3.02.

Item 1.01 Entry into a Material Definitive Agreement.

On August 24, 2007, Eugene Science, Inc. (the “Company”) entered into a Note and Warrant Purchase Agreement (the “Agreement”) with two institutional accredited investors (the “Institutional Investors”), whereby the Company sold and issued, and the Institutional Investors purchased, senior secured promissory notes in the aggregate principal amount of $1,250,000 (the “Notes”) and warrants to purchase 2,000,000 shares of the Company’s common stock at an exercise price of $0.25 per share (the “Warrants”). The Notes bear interest at a rate of 10% per annum and, at the option of the Institutional Investors, are convertible into shares of the Company’s common stock during the first six months following the issue date of the Notes at a conversion price of $0.65. The Warrants will be exercisable for shares of the Company’s common stock at any time on or after August 24, 2007 and at or before 5:00 p.m., Pacific time, on August 24, 2010.

The Notes mature on February 24, 2008 (the “Maturity Date”), subject to up to three extensions of the Maturity Date as set forth in the Agreement. Upon an event of default under the Notes, the Institutional Investors have the ability to declare all outstanding obligations under the Notes immediately due and payable. Generally, an event of default includes (a) the Company’s failure to pay when due any monetary obligations under the Notes, (b) the Company’s breach of any representation, warranty, covenant or other provision under the Notes or the Agreement, which, if capable of being cured, is not cured within 10 days following notice thereof, (c) the commencement of a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to the Company or its debts under any bankruptcy, insolvency, or other similar law, (d) the commencement of an involuntary proceeding against the Company seeking liquidation, reorganization, or other relief with respect to the Company or its debts under any bankruptcy, insolvency, or other similar law, which shall remain undismissed and unstayed for a period of thirty (30) days, (e) the Company’s default in the payment of any of its indebtedness beyond any applicable grace period, or (f) any merger or consolidation with any other entity or other reorganization or sale of all or substantially all of the assets of the Company. To secure the Company’s repayment obligations under the Agreement, the Institutional Investors obtained a first priority security interest in all of the Company’s assets.

On August 24, 2007, the Company entered into a Joinder to that certain Note and Warrant Purchase Agreement, dated as of July 2, 2007 (the “July 2 Agreement”), with three accredited investors (the “Individual Investors”), whereby the Company sold and issued, and the Individual Investors purchased, senior secured promissory notes in the aggregate principal amount of $250,000 (the “Joinder Notes”) and warrants to purchase 650,000 shares of the Company’s common stock at an exercise price of $0.25 per share (the “Joinder Warrants”). The Joinder Notes and the Joinder Warrants were issued to the Individual Investors on the same terms and subject to the same conditions as the notes and warrants issued pursuant to the July 2 Agreement, copies of which were filed with Amendment No. 1 to the Current Report on Form 8-K filed on November 16, 2007. To secure the Company’s repayment obligations under the July 2 Agreement, the Individual Investors obtained a first priority security interest, along with the Institutional Investors, in all of the Company’s assets.

In connection with the above-referenced offerings, the Company paid the finders a fee equal to $172,500 and issued the finders warrants to purchase an aggregate of 2,050,000 shares of the Company’s common stock at an exercise price of $0.25.

This announcement is not an offer to sell either the Notes, the Joinder Notes, the Warrants, the Joinder Warrants or the shares of the Company’s common stock issuable upon conversion of the Notes or the Joinder Notes or exercise of the Warrants or the Joinder Warrants. Neither the Notes, the Joinder Notes, the Warrants, the Joinder Warrants nor the shares of the Company’s common stock issuable upon conversion of the Notes or the Joinder Notes or exercise of the Warrants or the Joinder Warrants have been registered under the Securities Act of 1933, as amended, and the foregoing may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration.

The foregoing descriptions of the Agreement, the Notes and the Warrants do not purport to be complete and are qualified in their entirety by reference to the Agreement, the Notes and the Warrants, copies of which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

See the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Form of Note and Warrant Purchase Agreement, dated as of August 24, 2007, by and between Eugene Science, Inc. and the investors named therein.*

10.2	Form of Secured Senior Promissory Note.*

10.3	Form of Common Stock Purchase Warrant.*
* Previously filed

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EUGENE SCIENCE, INC.

Date: November 16, 2007	/s/ Seung Kwon Noh
Seung Kwon Noh
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Note and Warrant Purchase Agreement, dated as of August 24, 2007, by and between Eugene Science, Inc. and the investors named therein.*

10.2	Form of Secured Senior Promissory Note.*

10.3	Form of Common Stock Purchase Warrant.*
* Previously Filed